Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-42420 and 333-106640) of Raytech Corporation of our report dated April 18, 2005 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Hartford, Connecticut
April 18, 2005